UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SCM Trust
(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1125 17th Street, Suite 2550 Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value per share	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-176060.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, no par value, of the Shelton Equity Premium Income ETF, a series of SCM Trust (the “Registrant”), is incorporated herein by reference to Post Effective Amendment No. 73 to the Trust’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on February 28, 2025. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Numbers are as follows:

Series Name	EIN
Shelton Equity Premium Income ETF	39-2529678

ITEM 2. EXHIBITS

1.	The Registrant's Amended and Restated Agreement and Declaration of Trust dated September 21, 2011, is incorporated by reference Pre-Effective Amendment No. 1 to the Trust’s Registration Statement, filed on September 22, 2011 (Accession No. 0001398344-11-002188).

2.	Amendment No. 1 dated April 22, 2016 to the Registrant’s Amended and Restated Agreement and Declaration of Trust dated October 11, 2011, is incorporated by reference to Post-Effective Amendment No. 40, filed on July 13, 2020 (Accession No. 0001398344-20-013681).

3.	Amendment No. 2 dated February 14, 2019 to the Amended and Restated Agreement and Declaration of Trust dated October 11, 2011, is incorporated by reference to Post-Effective Amendment No. 35 to the Trust’s Registration Statement, filed on April 30, 2020 (Accession No. 0001398344-20-008845).

4.	Amendment No. 3 to the Registrant’s Amended and Restated Declaration of Trust is attached hereto.

5.	Amended and Restated By-Laws dated June 12, 2011, is incorporated by reference to the Trust’s Registration Statement on Form N-1A, filed on August 4, 2011 (Accession No. 0001398344-11-001713).

6.	Amendment No. 1 dated May 7, 2020 to Amended and Restated By-Laws of the Registrant dated June 12, 2011, is incorporated by reference to Post-Effective Amendment No. 45 to the Trust’s Registration Statement, filed on April 29, 2022 (Accession No. 0001398344-22-008395).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 15, 2025

SCM TRUST

By:	/s/ Stephen C. Rogers
Name:	Stephen C. Rogers
Title:	President and Principal Executive Officer